UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

Servotronics, Inc.

(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1110 Maple Street

Elma, New York 14059-0300

(Address of principal executive offices, including zip code)

(716) 655-5990

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2018 Executive Officer Bonuses

On April 26, 2019, the Board of Directors of Servotronics, Inc. (the “Company”), on the recommendation of the Compensation Committee, approved the 2018 bonus amounts for the Company’s executive officers. In accordance with Instruction 1 to Item 402(c)(2)(iii) and (iv) of Regulation S-K, set forth below are the bonus amounts and total compensation for each named executive officer in the Summary Compensation Table on page 12 of the 2019 Proxy Statement, as recalculated to include the value of the 2018 bonus amounts.

Named Executive Officer	Year	Bonus	Total Compensation
Kenneth D. Trbovich	2018	$200,000	$802,945
Lisa F. Bencel	2018	$80,000	$379,952
James C. Takacs	2018	$50,000	$265,844

2019 Executive Officer Base Salaries

Also, the Board of Directors, on the recommendation of the Compensation Committee approved annual base salaries for the Company’s executive officers effective as of March 1, 2019.

Name	Title	Base Salary

Kenneth D. Trbovich	Chief Executive Officer	$614,900
Lisa F. Bencel	Chief Financial Officer	$236,500
James C. Takacs	Chief Operating Officer	$215,250

Non-employee Director Compensation Policy

On April 26, 2019 the Board of Directors, upon the recommendation of the Compensation Committee, amended the Company’s Non-employee Director Compensation Policy. As amended, the annual cash retainer paid to each Non-employee Director is increased to $60,000. The cash retainer is payable in twelve monthly installments, plus reimbursement of actual expenses for attendance at Board or Committee meetings. The Policy eliminated the additional cash retainer that was previously paid to individual committee chairs.

The annual restricted stock award granted to each Non-employee Director under the Company’s 2012 Long-Term Incentive Plan was also increased. As amended, the annual award consists of shares of the Company’s common stock with a value of $25,000 as of the date of the grant. These restricted shares will vest quarterly over the 12-month service period.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on April 26, 2019, the shareholders of the Company (i) elected the five director nominees; (ii) ratified the appointment of Freed Maxick CPAs, P.C. as the Company's independent registered public accounting firm for the 2019 fiscal year; (iii) approved, on an advisory basis, the compensation awarded to the Company's Named Executive Officers for 2018; and (iv) voted, on an advisory basis, on the frequency of future advisory votes on executive compensation.

The results of the voting for the five director nominees were as follows:

Name	For	Withhold Authority	Broker Non-Votes
Jason T. Bear	1,312,530.59	128,567.41	814,605
Edward C. Cosgrove	1,307,016.37	134,081.63	814,605
Lucion P. Gygax	1,314,570.35	126,527.65	814,605
Christopher M. Marks	1,328,320.24	112,777.76	814,605
Kenneth D. Trbovich	1,314,955.05	126,142.95	814,605

The results of the voting for the ratification of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2019 fiscal year were as follows:

For	Against	Abstentions
2,213,550.12	24,718.00	17,434.88

The results of the voting for the advisory vote on executive compensation for 2018 were as follows:

For	Against	Abstentions	Broker Non-Votes
1,360,095.80	38,178.38	42,823.83	814,605.00

The results of the voting for the advisory on the frequency of future advisory say-on-pay votes were as follows:

Three Years	Two Years	One Year	Abstentions	Broker Non-Votes
307,829.54	10,618.99	1,094,858.44	27,791.03	814,605.00

As a result of the shareholder advisory vote and other factors, the Company will hold future non-binding advisory votes on the compensation of the Named Executive Officers every three years, until the next non-binding advisory vote on the frequency of such votes on executive compensation.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2019

Servotronics, Inc.

By:	/s/ Lisa F. Bencel, Chief Financial Officer
Lisa F. Bencel
Chief Financial Officer